Exhibit 10.3

PARK PLACE AT BAY MEADOWS

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between PARK PLACE REALTY HOLDING COMPANY, INC., a Delaware corporation (“Landlord”), and ZS PHARMA, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		April 29, 2015

2.	Premises (Article 1).

	2.1	Building:	1100 Park Place, San Mateo, California

	2.2	Premises:	Approximately 37,874 rentable square feet of space located on the third (3rd) floor of the Building and commonly known as Suite 300, as further set forth in Exhibit A to the Office Lease.

3.	Lease Term (Article 2).

	3.1	Length of Term:	Eight (8) years and four (4) months.

	3.2	Delivery Date:	May 1, 2015

	3.3	Lease Commencement Date:	August 1, 2015

	3.4	Lease Expiration Date:	November 30, 2023

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4.	Base Rent (Article 3):

Period During Lease Term	Annual Base Rent		Monthly Installment of Base Rent		Approximate Monthly Rental Rate per Rentable Square Foot
08/01/15 – 07/31/16*	$1,749,778.80	*	$145,814.90	*	$3.85	*
08/01/16 – 07/31/17	$1,806,646.56		$150,553.88		$3.98
08/01/17 – 07/31/18	$1,865,362.68		$155,446.89		$4.10
08/01/18 – 07/31/19	$1,925,986.92		$160,498.91		$4.24
08/01/19 – 07/31/20	$1,988,581.44		$165,715.12		$4.38
08/01/20 – 07/31/21	$2,053,210.44		$171,100.87		$4.52
08/01/21 – 07/31/22	$2,119,939.68		$176,661.64		$4.67
08/01/22 – 07/31/23	$2,188,837.80		$182,403.15		$4.82
08/01/23 – 11/30/23	$2,259,975.00		$188,331.25		$4.97

*	Subject to abatement pursuant to Section 3.2 below.

5.	Intentionally Omitted

6.	Tenant’s Share (Article 4):	Approximately 26.003%.

7.	Permitted Use (Article 5):	General office and ancillary uses related thereto consistent with a first-class office building.

8.	Letter of Credit (Article 21):	$1,500,000.00, subject to reduction pursuant to Section 21.3.1 below.

9.	Parking Pass Ratio (Article 28):	Three (3) unreserved parking passes for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.

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10.	Address of Tenant (Section 29.18):

ZS Pharma, Inc.

805 Veterans Blvd.

Redwood City, California 94063

Attention: Mark Asbury

(Prior to Lease Commencement Date)

and

ZS Pharma, Inc.

1100 Park Place, Suite 300

San Mateo, California

Attention: Mark Asbury

(After Lease Commencement Date)

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	Representing Landlord: Newmark Cornish & Carey Representing Tenant: T3 Advisors

13.	Tenant Improvement Allowance (Exhibit B):	$1,893,700.00 (i.e., $50.00 per rentable square foot of the Premises).

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises; provided, however, that on the Delivery Date, Landlord shall cause the roof of the Building and the Building systems serving the Premises (i.e., the HVAC (as defined below), the electrical systems, plumbing and lighting) to be in good working order and condition (and such obligation shall continue during the Lease Term as part of Landlord’s maintenance and repair obligations set forth in Article 7 below); provided further that for a period of sixty (60) days after the Delivery Date (the “Warranty Period”), Landlord shall warrant that the Building systems serving the Premises (i.e., the HVAC, the electrical systems, plumbing and lighting) will be in good working order and condition and if any repair or maintenance to the same are needed during the Warranty Period, Landlord, upon written notice from Tenant, will repair the same at Landlord’s sole cost and expense; provided, however, that if the need for such maintenance or repairs is the result of Tenant’s misuse of such items or as a result of the negligence or willful misconduct of Tenant or any Tenant Parties (as defined below), then the cost of such repairs and maintenance shall be at Tenant’s sole cost and expense. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject to Landlord’s warranty and maintenance and repair obligations set forth in this Section 1.1.1 and under Article 7 below.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of a mixed use

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

office and retail project known as “Park Place at Bay Meadows.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office and retail buildings located adjacent to the Building and the land upon which such adjacent office building is located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of other Class A, mid-rise office buildings in San Mateo, California, which buildings are comparable in quality of appearance, services, proximity to public transportation and amenities (the “Comparable Buildings”) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas so long as the exercise of such rights does not materially adversely affect Tenant’s use or occupancy of or access to the Premises or the parking areas serving the Project.

1.2 Rentable Square Feet of Premises. The parties agree that the square footage of the Premises, the Building and the Project have been calculated substantially in accordance with the Standard Method For Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-2010). For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and shall not be subject to remeasurement or modification.

1.3 Right of First Offer. Landlord hereby grants to the Tenant originally named in this Lease (the “Original Tenant”) and any Permitted Assignee (as defined in Section 14.8 below) a one-time right of first offer (the “Right of First Offer”) with respect to any available space in the Building (the “First Offer Space”), subject to this Section 1.3. Notwithstanding the foregoing, the Right of First Offer shall commence with respect to any portion of the First Offer Space only following the expiration or sooner termination of any then-existing lease of such portion of the First Offer Space entered into by Landlord prior to the date of this Lease (including renewals, and irrespective of whether any such renewal is pursuant to an express written provision in such tenant’s lease or whether such renewal is effectuated by a lease amendment or a new lease of the First Offer Space, and such Right of First Offer shall be subordinate to all rights with respect to the First Offer Space which are set forth in leases of

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

space in the Building entered into by Landlord prior to the date of this Lease), including any renewal, extension or expansion rights (including, but not limited to, must-take, right of first offer, right of first negotiation, right of first refusal, expansion option and other similar rights) set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease (all such tenants under such leases are collectively referred to herein as the “Superior Right Holders”). Tenant’s Right of First Offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.1 Procedure for Offer. Landlord shall provide Tenant with written notice (a “First Offer Notice”) from time to time promptly when any First Offer Space becomes Available for Lease. As used herein, any particular First Offer Space shall be deemed to be “Available For Lease” if and only if (A) such space is vacant or Landlord (in its sole discretion) is prepared to offer such space for lease to a third party, and (B) such space is not subject to the rights of any Superior Rights Holders and is not otherwise exempt from offer to Tenant pursuant to the terms of this Section 1.3. The space described in a First Offer Notice is referred to herein as “Offer Space”. The First Offer Notice shall describe the Offer Space, the anticipated date of availability of the applicable Offer Space (the “ROFO Target Delivery Date”), and shall set forth Landlord’s proposed First Offer Rent (defined in Section 1.3.3 below) (the “Proposed First Offer Rent”), the proposed lease term, and the other economic terms upon which Landlord is willing to lease such space to Tenant. Pursuant to such First Offer Notice, Landlord shall offer to lease the available Offer Space to Tenant.

1.3.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s Right of First Offer with respect to the Offer Space described in a First Offer Notice, then on or before that date (the “First Offer Exercise Date”) that is five (5) business days following delivery of such First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord (“First Offer Exercise Notice”) irrevocably exercising its Right of First Offer with respect to the entire Offer Space described in such First Offer Notice on the terms contained in such First Offer Notice. If Tenant does not timely deliver a First Offer Exercise Notice to Landlord on or before the First Offer Exercise Date, then Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant shall have no further rights under this Section 1.3 with respect to the particular space described in such First Offer Notice; provided, however, if Landlord desires to enter into a lease of such Offer Space with a prospective tenant within two hundred seventy (270) days following the relevant First Offer Exercise Date, but such lease would be on Economic Terms (as defined below) that are more than ten percent (10%) more favorable to such prospective tenant than the most favorable Economic Terms offered by Landlord to Tenant, then, Landlord shall deliver another First Offer Notice to Tenant with respect to such Offer Space, which First Offer Notice shall contain the more favorable Economic Terms prior to entering into a lease of such Offer Space. As used in this Section 1.3, “Economic Terms” shall refer to the following terms, which for purposes of comparison shall be aggregated to determine a net effective rent: (A) the fixed rental rate and any applicable escalations thereto (including the intervals and rates of such escalations); (B) all applicable terms related to operating expense and tax reimbursements (e.g., any “base year” or “expense stop” applicable thereto); (C) the amount of any tenant improvement allowance or the value of any work to be performed by Landlord in connection with the lease of such Offer Space (which amount is a deduction from the cost to Tenant or such other party); and (D) the amount of

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

free rent (which amount is a deduction from the cost to Tenant or such other party). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Right of First Offer, if at all, with respect to all of the particular Offer Space offered by Landlord to Tenant at any particular time, pursuant to a First Offer Notice and Tenant may not elect to lease only a portion of such Offer Space. Time is of the essence with respect to the giving of any First Offer Exercise Notice.

1.3.3 First Offer Rent. The annual Rent payable by Tenant for the Offer Space leased by Tenant (the “First Offer Rent”) shall be equal to the “Fair Rental Value”, as that term is defined in Section 2.3.2 below, for the Offer Space during the First Offer Term.

1.3.4 Construction in Offer Space. Subject to any concessions granted to Tenant as part of the First Offer Rent for the Offer Space, Tenant shall accept the Offer Space in its “as is” condition (provided, however, that Landlord shall cause the roof of the Building and the Building systems serving the Offer Space (i.e., the HVAC, the electrical systems, plumbing and lighting) to be in good working order and condition), and the construction of improvements in the Offer Space shall comply with the terms of Article 8 below. Any tenant improvement allowance to which Tenant is entitled in connection with its lease of the Offer Space shall be determined as part of the First Offer Rent. The terms of the Tenant Work Letter shall not apply to the construction of any improvements in the Offer Space; provided, however, disbursement of any tenant improvement allowance shall be made pursuant to Landlord’s reasonable disbursement procedures, which may be consistent with those set forth in the Tenant Work Letter.

1.3.5 Amendment to Lease. If Tenant timely exercises the Right of First Offer as set forth herein, then, within fifteen (15) days thereafter (or, if the First Offer Rent is determined by arbitration, within fifteen (15) days after such determination), Landlord and Tenant shall execute an amendment to this Lease (the “ROFO Lease Amendment”) for such Offer Space upon the terms and conditions as set forth in the First Offer Notice (i.e., Rent, square footage and any allowances for the Offer Space) and this Section 1.3; provided, however, an otherwise valid exercise of Tenant’s Right of First Offer shall be fully effective whether or not a lease amendment is executed. Tenant shall commence payment of Rent for such Offer Space, and the term of such Offer Space (the “First Offer Term”) shall commence upon such commencement date (the “First Offer Commencement Date”) and expire upon the date that is the expiration of the Lease Term. Landlord shall use reasonable efforts to deliver the Offer Space to Tenant in the condition required by Section 1.3.4 above on the ROFO Target Delivery Date; provided, however, if Landlord is unable to deliver possession of the Offer Space to Tenant on the ROFO Target Delivery Date for any reason whatsoever, neither the ROFO Lease Amendment nor Tenant’s obligation to lease the Offer Space hereunder shall be void or voidable, nor shall any such delay in delivery of possession of the Offer Space operate to extend the Lease Term with respect to the Offer Space or the balance of the Premises, or amend the First Offer Commencement Date or Tenant’s other obligations with respect to the Offer Space or under the Lease (but the Rent payable for the Offer Space shall be abated for the period from the scheduled First Offer Commencement Date through and including the day preceding the date Landlord delivers possession of the Offer Space to Tenant).

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

1.3.6 Termination of Right of First Offer. The rights contained in this Section 1.3 shall be personal to the Original Tenant and any Permitted Assignee and may only be exercised by the Original Tenant or any Permitted Assignee (and not any other assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Lease then remains in full force and effect and if Original Tenant or any Permitted Assignee occupies the entire Premises. The Right of First Offer granted herein shall terminate as to any particular Offer Space upon the exercise by Tenant of, or the failure by Tenant to exercise, its Right of First Offer with respect to such Offer Space as offered by Landlord. Tenant shall have the right to lease any Offer Space as provided in this Section 1.3, only if, as of the date of the attempted exercise of any Right of First Offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such Offer Space to Tenant, no default (beyond applicable notice and cure periods) under this Lease theretofore shall have occurred more than twice during the Lease Term or be continuing hereunder. Landlord shall not be required to deliver a First Offer Notice to Tenant if there is less than twenty-four (24) months remaining in the initial Lease Term; provided that if (i) there is less than twenty-four (24) months remaining in the initial Lease Term at the time that Landlord would otherwise deliver a First Offer Notice to Tenant and (ii) Tenant has a valid and unexercised Extension Option (as defined in Section 2.3 below), then Landlord shall deliver Tenant a First Offer Notice and, as a condition to Tenant being permitted to exercise the Right of First Offer with respect to such Offer Space, Tenant must concurrently irrevocably exercise the Extension Option and, upon such exercise by Tenant, the Lease Term shall be extended in accordance with said Section 2.3 below, except that Landlord shall deliver the Option Rent Notice (as defined in Section 2.3 below) to Tenant no later than eleven (11) months prior to the expiration of the initial Lease Term. If the initial Lease Term is extended as a result of the preceding sentence, then the Right of First Offer shall terminate in its entirety on the date that is two (2) years prior to the expiration of the Option Term (as defined in Section 2.3 below).

ARTICLE 2

LEASE TERM

2.1 General. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.3a of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.4 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto (the “Notice of Lease Term Dates”), as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant. Failure of Tenant to timely execute and deliver the Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

2.2 Beneficial Occupancy. Notwithstanding any provision to the contrary contained in this Lease, if Tenant substantially completes the Tenant Improvements (as defined below) prior to the Lease Commencement Date, then Tenant shall have the right to occupy all or any portion of the Premises for the conduct of its business prior to the Lease Commencement Date,

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

provided that (i) Tenant shall give Landlord at least ten (10) days’ prior written notice of any such occupancy for the conduct of its business, (ii) governmental approval permitting the occupancy of the Premises by Tenant shall have been issued by the appropriate governmental authorities for each such portion to be occupied, (iii) Tenant shall have delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10 below, and (iv) all of the terms and conditions of this Lease shall apply, other than Tenant’s obligation to pay Base Rent and Tenant’s Share of Building Direct Expenses (as defined below), as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2.1).

2.3 Option Term.

2.3.1 Option Right. Landlord hereby grants Original Tenant and any Permitted Assignee, one (1) option to extend (“Extension Option”) the Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of the “Option Rent Notice,” as that term is defined in Section 2.3.4, below, this Lease remains in full force and effect, Tenant is not in default under this Lease beyond any applicable notice and cure period and has not previously been in default under this Lease beyond any applicable notice and cure period more than twice, and Original Tenant (or any Permitted Assignee) occupies the entire Premises; (ii) as of the date of delivery of the “Option Exercise Notice,” as that term is defined in Section 2.3.4, below, this Lease remains in full force and effect, Tenant is not in default (beyond applicable notice and cure periods) under this Lease and has not previously been in default under this Lease beyond any applicable notice and cure period more than twice, and Original Tenant (or any Permitted Assignee) occupies the entire Premises; and (iii) as of the end of the initial Lease Term, this Lease remains in full force and effect, Tenant is not in default (beyond applicable notice and cure periods) under this Lease and has not previously been in default under this Lease beyond any applicable notice and cure period more than twice, and Original Tenant (or any Permitted Assignee) occupies the entire Premises. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.3 shall be personal to Original Tenant and any Permitted Assignee and may be exercised only by Original Tenant or any Permitted Assignee (and not by any other assignee, sublessee or other “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease).

2.3.2 Option Rent. The rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value”, as that term is defined below, for the Premises during the Option Term. As used in this Lease, “Fair Rental Value” shall be equal to one hundred percent (100%) of the fixed rent component (and one hundred percent (100%) of the additional rent component) of the rent (including any additional rent and considering any “triple net” applicable thereto or “base year” or “expense stop” applicable thereto), on an annual

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per rentable square foot basis, including all escalations, at which tenants, as of the commencement of the Option Term (or First Offer Term, as applicable), are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises (or the Offer Space, as applicable) for a term comparable to the Option Term (or the First Offer Term, as applicable), in an arm’s length transaction consummated during the twelve (12) month period prior to the date on which Tenant delivers to Landlord the “Renewal Interest Notice,” as this term is defined below (or the First Offer Exercise Notice, as applicable), which comparable space is located in the Project, or if there is not a sufficient number of comparable transactions in the Project, then in the Comparable Buildings (“Comparable Transactions”), taking into consideration only the following concessions (“Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises (or the Offer Space, as applicable), such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant (and with respect to the Premises, based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant); provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Premises during the Option Term (or the Offer Space during the First Offer Term, as applicable) or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (ii) in connection with Tenant’s lease of the Premises for the Option Term only, any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces; and provided further that Tenant shall pay Tenant’s Share of Building Direct Expenses during the Option Term (or the First Offer Term, if applicable) in accordance with Article 4 below. Notwithstanding anything to the contrary contained above in this Section 2.3.2, if there are not a sufficient number of Comparable Transactions with comparable lease terms to the First Offer Term to determine the Fair Rental Value of the First Offer Space for a lease of such duration, then the Fair Rental Value for purposes of this Section 2.3.2 shall be equal to that of Comparable Transactions with terms of five (5) years, provided that the Concessions shall be appropriately prorated on a fractional basis to account for the difference between the First Offer Term and the lease terms of the Comparable Transactions.

2.3.3 Exercise of Option. The Extension Option contained in this Section 2.3 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver irrevocable written notice (the “Option Exercise Notice”) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term exercising its option; (ii) Landlord, within thirty (30) days after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant setting forth the proposed Option Rent; and (iii) Tenant, within ten (10) days after Tenant’s receipt of the Option Rent Notice, shall send written notice to Landlord either (A) confirming Tenant’s agreement with the proposed Option Rent contained in the Option Rent Notice, or (B) objecting to the Option Rent contained in the Option Rent Notice. If Tenant timely objects to the Option Rent Notice or fails to timely respond to the Option Rent Notice, then the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.3.4 below.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

2.3.4 Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent (or First Offer Rent, as applicable), Landlord and Tenant shall attempt to agree upon the Option Rent (or First Offer Rent, if applicable) using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Option Rent (or First Offer Rent, as applicable) (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent (or First Offer Rent, as applicable) within five (5) business days, and such determinations shall be submitted to arbitration in accordance with Sections 2.3.4.1 through 2.3.4.7 below.

2.3.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent (or First Offer Rent, if applicable) is the closest to the actual Option Rent (or First Offer Rent, if applicable) as determined by the arbitrators, taking into account the requirements of Section 2.3.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

2.3.4.2 The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators, provided that the third arbitrator shall not be then representing Landlord or Tenant.

2.3.4.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent (or First Offer Rent, if applicable) and shall notify Landlord and Tenant thereof.

2.3.4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

2.3.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

2.3.4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to binding, final, non-appealable arbitration before a JAMS arbitrator mutually agreed upon by Landlord and Tenant. If Landlord and Tenant cannot agree on the arbitrator, the parties will so inform JAMS, who will then be authorized to select a JAMS judge to arbitrate the matter. Each party shall have the right of discovery pursuant to the California Code of Civil Procedure and evidentiary hearings shall be governed by the California Evidence Code, but subject to the instruction set forth in this Section 2.4.4.

2.3.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

ARTICLE 3

BASE RENT

3.1 General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without, except as expressly set forth in this Lease, any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Provided that Tenant is not then in default of this Lease, beyond any applicable notice and cure periods, then for the period commencing on August 1, 2015 and continuing through and including November 30, 2015 (the “Rent Abatement Period”), Tenant shall not be obligated to pay Base Rent (the “Rent Abatement”), except that, notwithstanding the foregoing, Tenant shall remain obligated to pay, in accordance with the terms of this Lease, (i) Tenant’s Share of Operating Expenses attributable to utilities, heating and air conditioning provided by Landlord to the Premises (in addition to any amounts payable by Tenant pursuant to Section 6.2 below), and (ii) any and all taxes and other charges as set forth in Section 4.5 below. Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease and for agreeing to pay the Rent and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease, beyond any applicable notice and cure periods, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease and Landlord thereafter terminates this Lease, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under this Lease, one or both of the following remedies: (i) that Tenant shall immediately become obligated to pay to Landlord all Rent abated hereunder during the Rent Abatement Period, with interest as provided pursuant to this Lease from the date such Rent would have otherwise been due but for the abatement provided herein, or (ii) that the dollar amount of the Rent Abatement as of such default shall be converted to a credit to be applied to the Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Rent for the Premises in full. The total amount of Base Rent abated during the Rent Abatement Period shall not exceed $583,259.60 (i.e., $145,814.90 per month).

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, commencing on the Lease Commencement Date, Tenant shall pay “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 4.2.9 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Omitted.

4.2.2 “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 4.2.3 and 4.2.4, below, respectively.

4.2.3 “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.4 “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 4.2.8 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.5 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.6 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.7 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments enacted or first interpreted to apply under Applicable Laws after the Lease Commencement Date which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord and commercially reasonable deductible amounts in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including reasonable management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons directly engaged in the operation, maintenance and security of the Project; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the Project, any parking licenses, and any agreements with transit agencies affecting the Project (collectively, “Underlying Documents”); (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the useful life as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or reduce current or future Operating Expenses during the Lease Term, (B) that are required to comply with conservation programs enacted or first interpreted to apply under Applicable Laws after the Lease Commencement Date, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation enacted or first interpreted to apply after the Lease Commencement Date, or (E) that relate to the safety or security of the Project, its occupants and visitors, and are deemed advisable in the reasonable judgment of Landlord; provided, however, that all capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord shall reasonably determine (and Landlord may only include the annual amortized amount (including interest on the amortized cost) as Operating Expenses for the particular Expense Year); and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8, below. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including acquisition, construction, financing and marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, or other tenants in the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to Building management personnel above the level of the on-site property manager or equivalent;

(g) amount paid as ground rental for the Project by the Landlord;

(h) except for a Project management fee to the extent allowed pursuant to item (l), below, overhead and profit increment paid to the Landlord or to subsidiaries

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) fees payable by Landlord for management of the Project in an amount not to exceed three percent (3%) of Landlord’s gross receipts, including base rent, pass-throughs, and parking fees (but excluding the cost of after hours services or utilities) from the Project for any calendar year or portion thereof;

(m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought or migrates into the Building or onto the Project (other than by Tenant or any Tenant Parties) and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(q) costs arising from Landlord’s charitable or political contributions;

(r) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(s) the cost of any magazine, newspaper, trade or other subscriptions;

(t) the cost of correcting any structural defects in the construction of the Project or in the Project equipment during the Lease Term, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

(u) Expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation, to the extent that Landlord shall receive proceeds of such insurance or would have received such proceeds had Landlord maintained the insurance coverage required under this Lease and diligently attempted to procure the maximum possible insurance coverage; and

(v) Costs of funding reserves.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.8 Taxes.

4.2.8.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

4.2.8.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on or with respect to the land and other improvements of the Project.

4.2.8.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any penalties or late charges for Landlord’s failure to timely pay taxes, and (iv) any items paid by Tenant under Section 4.5 of this Lease.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

4.2.9 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary. In the event that rentable square footage is either added to or removed from the Premises and/or the Building, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share for such Expense Year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on a fair and equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and a fair and equitable portion of the Direct Expenses attributable to the Project as a whole.

4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably in good faith allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in a fair and equitable manner.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to Tenant’s Share of Building Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within one hundred fifty (150) days following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Building Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Building Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Building Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Building Direct Expenses than the actual Tenant’s Share of Building Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Building Direct Expenses is greater than the amount of Estimated Building Direct Expenses previously paid by Tenant to landlord, then Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Building Direct Expenses than the actual Building Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated amount of Tenant’s Share of Building Direct Expenses (the “Estimated Building Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Building Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Building Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Building Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Building Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Landlord’s Books and Records. Within ninety (90) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Building Direct Expenses set forth in the Statement, an employee of Tenant or a reputable certified public accountant (which accountant is a member of a reputable independent nationally or regionally recognized accounting firm and has had previous experience in reviewing financial operating records of landlords of office buildings; provided that such accountant is not retained by Tenant on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the particular Statement at issue, at Landlord’s offices, provided that Tenant (i) is not then in default under this Lease (beyond any applicable notice and cure period provided under this Lease), (ii) has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be, and (iii) actually begins such inspection within thirty (30) days after the notice from Tenant to Landlord advising Landlord that Tenant will require an inspection. In connection with such inspection, Tenant and Tenant’s agents must (x) agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, (y) execute a commercially reasonable confidentiality agreement regarding such inspection, and (z) diligently pursue such inspection to completion as quickly as reasonably possible (and in any event within thirty (30) days after execution of the confidentiality agreement). Tenant’s failure to dispute the amount of Building Direct Expenses set forth in any Statement within ninety (90) days of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Building Direct Expenses, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Building Direct Expenses were overstated by more than six percent (6%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. In any event, Landlord shall make an appropriate reimbursement to Tenant of the amount that is determined to be owing to Tenant due to any such overstatement, provided that any such reimbursement may, at Landlord’s option, instead be credited against the Tenant’s Share of Building Direct Expenses next coming due under this Lease, unless the Lease Term has expired, in which event Landlord shall refund the appropriate amount to Tenant. In no event shall this Section 4.6 be deemed to allow any review of any of Landlord’s records by any subtenant of Tenant. Tenant agrees that this Section 4.6 shall be the sole method to be used by Tenant to dispute the amount of any Building Direct Expenses payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Subject to the terms of this Lease, the Rules and Regulations set forth in Exhibit D and such security measures that Landlord may reasonably deem necessary or desirable for the safety and security of the Building or the Premises, Tenant shall have access to the Building, the Project parking facility and the Premises twenty-four (24) hours per day, seven (7) days per week, subject to full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access. Landlord shall use reasonable efforts to minimize interference with Tenant’s use of and access to the Premises and the parking areas serving the Project during any closures described in the preceding sentence, to the extent practicable in the circumstances.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws (as defined below) now or hereafter in effect. Tenant shall not allow occupancy density of use of the Premises which is greater than the average density of the other tenants of the Project. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, as determined by

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

Landlord, from 8:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the “Building Hours”), except for the dates of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other Comparable Buildings (collectively, the “Holidays”).

6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment that are, as reasonably determined by Landlord, customarily furnished in Comparable Buildings for the Permitted Use of the Premises. All such electrical wiring and facilities shall be provided by Landlord in compliance with Applicable Laws. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Landlord shall provide janitorial services to the Premises, except for weekends and the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, and shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

6.1.6 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems, provided such regulations and requirements are customarily imposed in Comparable Buildings. Tenant acknowledges that, pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively, together with any future law or regulation regarding disclosure of energy efficiency data with respect to the Project, “Energy Disclosure Requirements”), Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (“Tenant Energy Use Disclosure”). Tenant shall cooperate with Landlord with respect to any Tenant Energy Use Disclosure. Without limiting the generality of the foregoing, Tenant shall, within ten (10) days following request from Landlord, disclose to Landlord all information requested by Landlord to the extent required by such Energy Disclosure Requirements for Landlord to comply with such Tenant Energy Use Disclosure, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant’s name, the number of employees working within the Premises, the operating hours for Tenant’s business in the Premises, and the type and number of equipment operated by Tenant in the Premises. Tenant acknowledges that this information shall

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be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Requirements), and any third parties to whom Landlord is required to make any Tenant Energy Use Disclosure. Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Tenant agrees that none of the “Landlord Parties,” as that term is defined in Section 10.1, below, shall be liable for, and Tenant hereby releases the Landlord Parties from, any and all loss, cost, damage, expense and liability relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this paragraph shall survive the expiration or earlier termination of this Lease.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant uses electricity in excess of that customarily used by other tenants of the Building or Project, as reasonably determined by Landlord, then Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as set forth in Section 6.4 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s

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use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Rent Abatement. If Landlord fails to perform the obligations required of Landlord under the terms of this Lease and such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant and such failure relates to the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or a failure to provide access to the Premises, Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure to perform by Landlord (the “Landlord Default”). If Landlord has not cured such Landlord Default within five (5) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Landlord Default and Tenant’s intention to abate the payment of Rent under this Lease. If Landlord does not cure such Landlord Default within five (5) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Landlord Default or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for a Landlord Default. Except as provided in this Section 6.4 or elsewhere in this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, keep the interior non-structural portions of the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all non-casualty damage to the interior non-structural portions of the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs within fifteen (15) days following written notice thereof from Landlord, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for repairs to and replacements of the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the systems and

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equipment of the Building (including the Building systems serving the Premises), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that subject to the terms of Section 10.5 below, if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations are (i) decorative only (i.e., installation of carpeting or painting of the Premises), (ii) do not cost more than $50,000 in any twelve (12) months period and do not adversely affect (a) the mechanical or electrical systems serving the Premises or (b) the structural elements of the Premises, including, without limitation, the roof, and (iii) are not visible from the exterior of the Building (“Permitted Alterations”). The construction of the Tenant Improvements in the Premises constructed pursuant to the Tenant Work Letter shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen reasonably approved by Landlord, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term; provided that, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alterations or improvements, Landlord shall notify Tenant whether the applicable Alterations or improvements will be required to be removed pursuant to the terms of Section 8.5. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid

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building permit, issued by the City of San Mateo, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 8182 of the California Civil Code or any successor statute and furnish a copy thereof to Landlord upon recordation, and Tenant shall deliver to the Project construction manager (A) a reproducible print copy, and (B) an electronic CAD file, of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. Based upon such “as built” drawings and other documents provided by Tenant, Landlord shall have the right, at Tenant’s expense, to update Landlord’s “as-built” master plans for the floor(s) on which the Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time-to-time, and the current versions of which shall be made available to Tenant upon Tenant’s request; provided, however, that if Tenant provides “as-built” drawings of the Alterations, Landlord shall not require Tenant to pay for any updates to Landlord’s “as-built” master plans for the floor(s) on which the Premises are located in accordance with the foregoing sentence.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord, in cash prior to the commencement of construction by Landlord, all costs of such work, including an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work (collectively, the “Alteration Costs”); provided, however, to the extent that Landlord provides Tenant with a monetary allowance in connection with such work, Tenant shall only be required to pay to Landlord the amount by which the Alteration Costs exceed such allowance. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such

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Alterations, Tenant shall provide Landlord with evidence that, for Alterations requiring Landlord’s approval under Section 8.1, Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord (which shall in no event be less than the amount actually carried by Tenant) covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant shall obtain and deliver to Landlord certificates of insurance and applicable endorsements from all Third Party Contractors (defined below) at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (each, a “Third Party Contractor”). All such insurance shall (a) name Landlord, and any other party that Landlord so specifies, as an additional insured under such party’s liability policies (including, without limitation, with respect to premises operations and product-completed operations coverages) as required by Section 10.3.1 below and this Section 8.4, (b) provide a waiver of subrogation in favor of Landlord under each such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements, with coverage amounts as reasonably required by Landlord, which shall in no event be less than the amount actually carried by any such Third Party Contractor. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant either prior to or following the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided, however, notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alterations or improvements (if such consent was required, or with respect to Permitted Alterations, within ten (10) business days after Tenant notifies Landlord in writing of such Permitted Alteration), Landlord shall notify Tenant whether the applicable Alterations or improvements will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

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ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its subsidiaries, affiliates, partners, subpartners, members and their respective officers, directors, shareholders, partners, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person (collectively, “Tenant Parties”), in, on or about the Project or any breach of the terms of

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this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. To the extent that Tenant is required to indemnify the Landlord Parties hereunder, if Landlord should be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project.

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises to the extent required of similarly situated tenants in Comparable Buildings. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body to the extent required of similarly situated tenants in Comparable Buildings.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury (including death of a person or persons) and property damage (including loss of use thereof) arising out of Tenant’s operations, Tenant’s use or occupancy of the Premises, or (without implying any consent by Landlord for installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s off-Premises equipment, for limits of liability not less than that actually carried by Tenant, which shall be no less than:

Bodily Injury and	$1,000,000 each occurrence
Property Damage Liability	$2,000,000 annual aggregate

Personal Injury Liability	$1,000,000 each occurrence
$2,000,000 annual aggregate
0% Insured’s participation

Tenant’s commercial general liability insurance policy described above shall also provide for an additional $3,000,000 per occurrence and $3,000,000 annual aggregate on a per location basis in umbrella/excess liability coverage.

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If the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter (including liquor liability, if applicable) in such amounts as Landlord may reasonably require.

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of personal property (including the property of Tenant or others) in the Premises or otherwise placed or installed in the Project by, for, or at the expense of Tenant or any of the Tenant Parties (including Tenant’s off-Premises equipment), (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations, betterments and additions to the Premises. Such insurance shall be written on a causes of loss-special risk form (formerly “all-risk”) or its equivalent, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, ordinance and law, vandalism and malicious mischief, theft, earthquake, windstorm, collapse, explosion, flood and water damage of any type, including sprinkler leakage, bursting or stoppage of pipes and sewer back-up.

10.3.3 Worker’s Compensation Insurance with statutory limits required by the state in which the Premises are located, including provisions for voluntary benefits as required in labor agreements, if applicable (or such larger amount if required by local statute) and Employer’s Liability Insurance of $1,000,000.

10.3.4 Contractual Liability Insurance sufficient to cover Tenant’s liability and obligations under this Lease (including, but not limited to, Tenant’s indemnity obligations under Section 10.1 of this Lease), but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy and umbrella/excess liability insurance policy.

10.3.5 Commercial Auto Liability Insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, and scheduled to the umbrella/excess liability insurance policy.

10.3.6 Business interruption insurance with limits of not less than $1,000,000.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other parties the Landlord so specifies (including Landlord’s subsidiaries, Landlord’s property management company, Landlord’s asset management company, J.P. Morgan Investment Management Inc. (“JPMIMI”), and, if requested

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by Landlord in writing, Landlord’s mortgagee), as additional insureds; (ii) be issued by an insurance company having a rating of A-:VIII or better in Best’s Insurance Guide or which is otherwise acceptable to Landlord and authorized to do business in the State of California; and (iii) be primary and non-contributory when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy(ies). Tenant shall provide Landlord (and any other parties Landlord has specified as additional insureds) with not less than thirty (30) days’ prior written notice of any cancellation of, termination of or material change to any insurance required to be carried by Tenant hereunder. Tenant shall deliver certificates of said policies to Landlord at least ten (10) days prior to the earlier of the Lease Commencement Date or the date Tenant enters or occupies the Premises (in any event, within ten (10) days of the effective date of coverage) and at least fifteen (15) days prior to each renewal of said insurance. In the event Tenant shall fail to procure such insurance, or to deliver such certificates (and such other evidence satisfactory to Landlord of the maintenance of such insurance), Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor, plus an administrative fee of fifteen percent (15%) of such cost. Tenant shall require any vendors or contractors that it shall hire to perform work and/or services on the Premises to procure similar insurance, as required by Landlord of Tenant in this Lease, including naming as additional insureds, Landlord and its subsidiaries, Landlord’s property management company, Landlord’s asset management company, JPMIMI, and, if requested in writing by Landlord, Landlord’s mortgagee.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder or actually carried by Landlord or Tenant. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers (and the parties will obtain endorsements necessary for the insurers to waive such rights), provided such waiver of subrogation shall not affect the right of the insured to recover thereunder against such insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover against the insurers thereunder.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of other Comparable Buildings.

10.7 Landlord’s Insurance. Landlord shall carry commercial general liability insurance with respect to the Building during the Lease Term in such limits as Landlord may reasonably designate from time to time (to the extent consistent with the practices of landlords of Comparable Buildings), and shall further insure the Building and the Project during the Lease Term (for the full replacement value, subject to deductible amounts, to the extent consistent with

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the practices of landlords of the Comparable Buildings) against loss or damage due to fire and other casualties covered by a causes of loss-special risk form, and such policy shall include a customary rental loss endorsement. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may (but need not) include the risks of earthquakes and/or flood damage, terrorist acts and additional hazards, and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2 of this Lease (other than proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(i) of this Lease), and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and all or a portion of the Premises are not

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occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies and such uninsured/underinsured amount exceeds $5,000,000.00; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within two hundred seventy (270) days after being commenced or such longer period as Landlord’s contractor had estimated would be required to complete such repairs (subject to extension for delays caused by Force Majeure and delays caused by Tenant), Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor

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responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default (beyond applicable notice and cure provisions) under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or

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the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any material part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation for a material part of the Premises, Building or Project, which, in all such cases will have a material impact on Tenant’s use of the entire Premises, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or

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enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) in the aggregate, but such limitation of fees shall only apply to the extent such Transfer is in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such Transfer involves the review of documentation by Landlord on more than two (2) occasions.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

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14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord, or has negotiated with Landlord during the twelve (12) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project; or

14.2.7 The Transferee does not intend to occupy the Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, less (i) the cost of any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage

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commissions in connection with the Transfer, (iii) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer, and (iv) any free rent granted to the Transferee. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, any debt relief benefiting Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of all or substantially all of the Premises for all or substantially all of the remaining Lease Term, Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space, but only if such contemplated Transfer is for all or substantially all of the Premises for all or substantially all of the remaining Lease Term. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such

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consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default (beyond applicable notice and cure periods) under this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

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14.8 Permitted-Transfers. Notwithstanding anything to the contrary contained in this Article 14, in the event of (a) a Transfer by Tenant to a Transferee which is an affiliate of Tenant (i.e., an entity which is controlled by, controls, or is under common control with, Tenant, an “Affiliate”), (b) an assignment of this Lease to an entity that is the resulting entity of a merger or consolidation of Tenant during the Lease Term, (c) an assignment of this Lease to an entity that acquires all or substantially all of the stock or assets of Tenant, or (d) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering or subsequent offering of Tenant’s stock on a nationally-recognized stock exchange, while subject to all other provisions of this Article 14, such Transfer shall not require Landlord’s consent under Sections 14.1 and 14.2, above, and shall not be subject to Sections 14.3 or 14.4, above, provided that Tenant notifies Landlord of any such Transfer and promptly supplies Landlord with any documents or information requested by Landlord regarding such Transfer, and further provided that (i) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease and (ii) in the instance of a Transfer pursuant to items (b) or (c) above, such entity to which this Lease is assigned shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. Any assignee or resulting Tenant as a result of a Transfer described in this Section 14.8 to which Tenant’s entire interest under this Lease is assigned shall be referred to herein as a “Permitted Assignee.”

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, casualty, condemnation and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all

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debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed (the notification of which may be provided to Tenant either prior to or following the expiration or earlier termination of this Lease), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. The removal of Alterations are governed by Section 8.5 above.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to 150%. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted

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accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

Subject to the terms and conditions set forth herein, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord shall use commercially reasonable efforts to provide Tenant, at Tenant’s sole cost, with a nondisturbance agreement in a commercially reasonable form from Landlord’s presently existing lender holding a first deed of trust on the Project. In consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest under this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Project or to the lien of any mortgage or trust deed, first encumbering the Building or the Project following the date of this Lease, and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance (or recognition) agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever (including without limitation, any liability for the previous Landlord’s acts or omissions, any rent prepaid to the previous Landlord more than thirty (30) days in advance of the due date thereof, or any modifications to the Lease made without the consent of the Building’s mortgagee or ground lessor (as applicable), to the extent such consent was required under the applicable mortgage or ground lease, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances reasonably acceptable to Tenant as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

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ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment (as defined by applicable law) of all or a substantial portion of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

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(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to

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terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Form of Payment After Default. Following the occurrence of three (3) similar financial events of default by Tenant in any twelve (12) consecutive month period, Landlord shall have the right to require either or both of the following: (i) that all subsequent amounts required to be paid by Tenant to Landlord pursuant to this Lease, be paid in advance on a quarterly basis, and/or (ii) that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, within two (2) weeks after Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 21.3 below (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local office in the City of San Mateo that will negotiate a

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letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit F, attached hereto. In no event may an L-C be provided by JPMorgan Chase Bank, Bank One, or any affiliate of either. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Lease Term. as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything

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in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute L-C by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the actual and reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

21.3 L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

21.3.1 L-C Amount; Reduction in Letter of Credit. The L-C Amount shall be equal to the amount set forth in Section 8 of the Summary. Notwithstanding anything to the contrary set forth herein, provided that (i) Tenant has timely paid all Rent and other sums and charges payable under this Lease during the twelve (12) month period immediately preceding the L-C Reduction Effective Date (as defined below), and (ii) no default beyond any applicable

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notice and cure period has occurred and is continuing under this Lease as of the L-C Reduction Effective Date, then the L-C Amount shall be reduced to $750,000.00 on the L-C Reduction Effective Date. The “L-C Reduction Effective Date” is the date that is the later to occur of (i) the one (1) year anniversary of the Lease Commencement Date, and (ii) the date that Tenant delivers written notice to Landlord, together with reasonable supporting documentation, that the Food and Drug Administration has approved the commercial marketing of “ZS-9”. In the event that the L-C Amount is reduced pursuant to this Section 21.3.1, then, at any time after the L-C Reduction Effective Date, Tenant shall have the right to tender to Landlord a replacement L-C or a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in the amount of the reduced L-C Amount, in which event Landlord shall exchange the L-C then held by Landlord, if applicable, for the replacement or amended L-C tendered by Tenant. If Tenant tenders a replacement L-C to Landlord, then Landlord shall, within a commercially reasonable period of time, return the existing L-C to Tenant. Tenant shall pay all expenses, points and fees incurred by Tenant or Landlord in connection with the replacement or amended L-C.

21.3.2 In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 21.3.3 below. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than ninety (90) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than one hundred twenty (120) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease, or (y) pursue its remedy under Section 21.3.3 below. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent

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payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

21.6 Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.

21.7 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

21.7.1 A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

21.7.2 Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

21.8 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.

21.9 Notices to Bank. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in Section 23.5 below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Building Directory. A building directory will be located in the lobby of the Building. Tenant shall have the right, at Landlord’s sole cost and expense, to designate one (1) name strip to be displayed under Tenant’s entry in such directory. In the event that Landlord elects, in its sole discretion, to replace the currently existing fixed Building directory with an electronic directory, Tenant shall have the right, at Tenant’s sole cost and expense, to designate listings to be displayed under Tenant’s entry in such electronic directory at the rate of one (1) listings per each 1,000 rentable square feet of the Premises.

23.5 Exterior Building Signage.

23.5.1 Subject to the terms of this Section 23.5, as a part of the Tenant Improvements in accordance with terms of the Tenant Work Letter or as Alterations in accordance with Article 8 above, Tenant shall have the right to install Building top signage on the exterior of the Building, identifying the name and/or logo of the Original Tenant (i.e., “ZS Pharma”) in the approximate locations shown and as depicted on Exhibit G attached hereto (the “Exterior Building Signage”. The graphics, materials, color, design, lettering, size, quality and specifications of the Exterior Building Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The Exterior Building Signage shall also comply with and be subject to all Applicable Laws, including, but not limited to, all requirements of the City of San Mateo (“City”) (or other applicable governmental authorities); provided, however, that in no event shall the approval by the City (or other applicable governmental authorities) of the Exterior Building Signage be deemed a condition precedent to the effectiveness of this Lease, and if such approval is not obtained, Landlord’s and Tenant’s other obligations under this Lease shall not be affected thereby. Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant in obtaining applicable permits from the City in connection with the installation of the Exterior Building Signage. Following the initial construction and installation of the Exterior Building Signage, Tenant shall be entitled to modify the name and/or logo for such signage, at Tenant’s sole cost and expense, to the new name and/or logo adopted by Original Tenant, provided that the new name and/or logo shall not be an Objectionable Name or Logo (defined below). “Objectionable Name or Logo” shall mean any name or logo which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building as a first-class office building, or which would otherwise reasonably

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

offend a landlord of the Comparable Buildings. Tenant shall, at its sole cost and expense, maintain the Exterior Building Signage in good condition and repair. The signage rights granted to Tenant under this Section 23.5 are personal to the Original Tenant and any Permitted Assignee may only be exercised by the Original Tenant or any Permitted Assignee (and not any assignee, or any sublessee or other Transferee of the Original Tenant’s interest in this Lease, other than a Permitted Assignee). Notwithstanding anything to the contrary contained in this Section 23.5, in no event shall Tenant have any right to the Exterior Building Signage if the Original Tenant or any Permitted Assignee is not leasing and occupying the entire Premises (the “Occupancy Threshold”).

23.5.2 Upon the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, or the earlier termination of Tenant’s right to the Exterior Building Signage by reason of Tenant’s failure to meet the requirements applicable thereto pursuant to this Section 23.5, or by Landlord’s written notice to Tenant by reason of Tenant’s failure to meet the Occupancy Threshold, Tenant shall remove the Exterior Building Signage, at Tenant’s sole cost and expense and repair and restore to good condition the areas of the Building on which the Exterior Building Signage was located or that was otherwise affected by such signage or the removal thereof, or at Landlord’s election, Landlord may perform any such removal and/or repair and restoration and Tenant shall pay Landlord the reasonable cost thereof within thirty (30) days after Landlord’s demand from time to time.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws that relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any improvements in the Premises, and (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or Tenant’s use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp). Landlord shall comply with all Applicable Laws relating to the Common Areas (including,

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

without limitation, compliance with the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., with respect to those portions of the Common Areas that are reasonably anticipated to be in Tenant’s path of travel to and from the Premises), provided that compliance with such Applicable Laws is not the specific responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise adversely affect Tenant’s use of or access to the Premises. Landlord shall only be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.7 above, and subject to the terms of Section 4.2.7 above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is past due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

provisions of Section 26.1; and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice (of at least 24 hours) to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform typical services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. In connection with the foregoing entries, Landlord shall use commercially reasonable efforts to avoid Tenant’s normal business hours. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Commencing on the Lease Commencement Date, Tenant shall have the right to use up to the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility (meaning the underground parking areas and the above-ground parking structure at the Project). Subject to Tenant’s obligations and Landlord’s rights under Section 5.1 and this Article 28, a sufficient number of parking spaces matching the number of parking passes allowed to Tenant pursuant to this Lease shall be open and available in the Project parking facility for use by Tenant at all times. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such parking passes by Tenant or the use of

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease beyond any applicable notice and cure periods. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time without decreasing the number of parking spaces available for Tenant to rent as provided in Section 9 of the Summary and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may, at any time, institute valet assisted parking, tandem parking stalls, “stack” parking, or other parking program within the Project parking facility, and Landlord may, at any time, designate all or any portion of Tenant’s unreserved parking passes for the use of parking in an offsite parking facility reasonably designated by Landlord, and Tenant and its employees shall comply with any such measures; provided that Landlord may only institute such offsite parking program if required by Applicable Laws (other than as a result of any future development of the Project) or in connection with restoration of the Project following a casualty or condemnation. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and visitors and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any then due obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building and the rents profits and proceeds thereto or (b) the equity interest Landlord would have in the Building and the rents, profits and proceeds thereto, if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

CBRE, Inc.

Park Place at Bay Meadows

1200 Park Place, Suite 100

San Mateo, California 94403

Attention: Jane Echlin

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

and

J.P. Morgan Investment Management Inc.

2029 Century Park East, Suite 4150

Los Angeles, California 90067

Attention: Karen M. Wilbrecht, Vice President

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars

Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one Tenant or Landlord, the obligations imposed upon Tenant or Landlord, as applicable, under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, upon written request from Landlord, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE,

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the words “Park Place” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.29.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, provided that Tenant’s rights under this Lease are not materially impaired, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant’s use of and access to the Premises and the parking areas serving the Project during the performance of any work described in this Section 29.29.2. To the extent that Tenant is deprived of the use of or access to the Premises as a result of any work referenced above in this Section 29.29.2, then Tenant’s Rent shall be abated to the extent expressly provided in Section 6.4 above.

29.29.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be subject to demolition or construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such demolition or construction; provided that, subject to the other terms and conditions of this Lease, the foregoing waiver shall not (i) limit Tenant’s right to abate Rent to the extent set forth in Section 6.4 above, or (ii) relieve Landlord of any liability for bodily injury or property damage to the extent caused by Landlord’s negligence or willful misconduct.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as provided in Section 6.4). Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use of or access to the Premises and the parking areas serving the Project in connection with any such Renovations.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal. In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the cost thereof to Tenant. In addition, Landlord reserves the right at any time to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

29.33 Access Control Cards. Landlord shall have the right to institute and or continue the use of access control systems and/or procedures at the Building and/or Project that may include the provision of personal access control cards to individual employees of Tenant. In such event, any such cards shall be personal to each particular employee, and Tenant shall cooperate with Landlord in order to ensure that such cards are used by employees of Tenant only, and are not transferred to any other persons. Tenant shall additionally comply with any other reasonable requirements instituted or already used by Landlord in connection with such systems or procedures.

29.34 Transportation Management. Tenant shall comply with all future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project. In connection with such compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.35 Wireless Communications.

29.35.1 Landlord’s Wireless Communication Equipment. Tenant acknowledges that Landlord may elect, in its sole and absolute discretion, to install and maintain (either itself or through a third party service provider) certain office and communications services (specifically including, without limitation, wireless communication equipment) in the Building or Project, or any portion thereof (“Landlord’s Communication Equipment”).

29.35.2 Tenant’s Wireless Communication Equipment. Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and subject to, in accordance with, and the terms and conditions set forth in Article 8, above, and this Section 29.35, Tenant may install and maintain, at Tenant’s sole cost and expense, wireless communication equipment within the Premises (the “Wireless Communication Equipment”). Such Wireless Communication Equipment shall be used for wireless communications within the Premises only, and shall be for the servicing of the operations conducted by Tenant from within the Premises. Tenant shall not be entitled to license its Wireless Communication Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by any third party. Such Wireless Communication Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations.

29.35.3 Use of Wireless Equipment. Tenant hereby acknowledges and agrees that its use of the Wireless Communication Equipment (i) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other tenant or occupant of the Building or Project, (ii) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other third-party with whom Landlord has any third-party agreement, and (iii) shall not be permitted to interfere with Landlord’s Communication Equipment. Landlord shall use commercially reasonable efforts to ensure that Landlord’s Communication Equipment does not interfere with Tenant’s Wireless Communication Equipment; provided, however, Tenant hereby acknowledges and agrees that Landlord has made no warranty or representation to Tenant with respect to the suitability of the Premises for any

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

wireless communications, specifically including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Wireless Communication Equipment and the presence of any interference with such signals whether emanating from Landlord’s Communication Equipment, the Building, the Project or otherwise. In no event shall any such interference with Tenant’s Wireless Communication Equipment have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.36 No Discrimination. There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin, sexual orientation, familial status, disability or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

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[SIGNATURE PAGE FOLLOWS]

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

PARK PLACE REALTY HOLDING COMPANY, INC., a Delaware corporation

By:	/s/ Signature illegible
Name:	Signature illegible
Its:	V.P.

“Tenant”:

ZS PHARMA, INC., a Delaware corporation

By:	/s/ Robert Alexander
Name:	Robert Alexander
Its:	Chief Executive Officer

By:	/s/ Mark Asbury
Name:	Mark Asbury
Its:	General Counsel

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

EXHIBIT A

PARK PLACE AT BAY MEADOWS

OUTLINE OF PREMISES

EXHIBIT A	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

EXHIBIT B

PARK PLACE AT BAY MEADOWS

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Tenant Improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES

Tenant acknowledges that Tenant has thoroughly examined the Premises. Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and Tenant shall accept the Premises from Landlord in their presently existing, “as-is” condition as of the date of this Lease, except as otherwise expressly provided in this Lease.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to the one-time Tenant Improvement Allowance for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, except to the extent specifically required by the terms of the Lease and this Tenant Work Letter. All Tenant Improvements for which the Tenant Improvement Allowance has been utilized shall be deemed Landlord’s property under the terms of the Lease. No portion of the Tenant Improvement Allowance, if any, remaining after October 31, 2016 shall be available for use by Tenant.

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of the fees of the “Architect/Space Planner” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the

EXHIBIT B	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, demolition, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage and contractors’ fees and general conditions;

2.2.1.4 The cost of any changes anywhere in the base building or the floor of the Building on which the Premises is located, when such changes are required by the Construction Documents (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with applicable governmental regulations or building codes (collectively, the “Code”), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Documents or Tenant Improvements required by Code;

2.2.1.6 Sales and use taxes and Title 24 fees;

2.2.1.8 the “Landlord Coordination Fee,” as that term is defined in Section 4.2.6 of this Tenant Work Letter; and

2.2.1.9 All other costs approved by or expended by Tenant in connection with the construction of the Tenant Improvements.

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1 Monthly Disbursements. On or before the twentieth (20th) day of each calendar month during the construction of the Tenant Improvements (the “Submittal Date”) (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises (if such invoice is for the Contractor, the Contractor will need to provide an application and certificate for payment [AIA form G7021992 or equivalent] signed by the Architect/Space Planner, and a breakdown sheet [AIA form G7031992 or equivalent]); (iii) an original letter from the Tenant approving such invoices and requesting payment from the Tenant Improvement Allowance; (iv) executed mechanic’s lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134,

EXHIBIT B	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

8136 and 8138; and (v) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (v), above, and subject to Tenant first disbursing any portion of the Over-Allowance Amount (as defined below) in accordance with Section 4.2.1, Landlord shall deliver a check to Tenant made to Tenant’s Agent (or to Tenant if such invoices were previously paid by the Tenant) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions shall be known as the “Final TI Allowance Reimbursement”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final TI Allowance Reimbursement), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Construction Documents”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason as provided in this Lease. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final TI Allowance Reimbursement. Subject to the provisions of this Tenant Work Letter, a check for the Final TI Allowance Reimbursement payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord (a) properly executed, unconditional final mechanic’s lien releases from all of Tenant’s Agents, showing the amounts paid, in compliance with California Civil Code Sections 8132, 8134, 8136 and 8138, (b) Contractor’s last application and certificate for payment (AIA form G702 1992 or equivalent) signed by the Architect/Space Planner, (c) a breakdown sheet (AIA form G703 1992 or equivalent), (d) original stamped building permit plans, (e) copy of the building permit, (f) original stamped building permit inspection card with all final sign-offs, (g) full size bond copies and a CD R disk containing electronic files of the “as built” or field modified drawings of the Tenant Improvements in both “dwg” and “pdf” formats, from the Architect/Space Planner for architectural drawings, and from the Contractor for all other trades, (h) air balance reports, (i) excess energy use calculations (if applicable), (j) one year warranty letters from Tenant’s Agents, (k) manufacturer’s warranties and operating instructions, (l) final punchlist completed and signed off by Tenant and the Architect/Space Planner, (m) letters of compliance from the Engineers stating that the Engineers have inspected the Tenant Improvements and that they comply with the Engineers’ drawings and specifications, (n) a copy of the recorded Notice of Completion, and (o) a final list of all contractors/vendors/consultants retained by Tenant in connection with the Tenant Improvements and any other improvements in the Premises pursuant to this Tenant Work Letter, including, but not limited to, the Contractor, other contractors, subcontractors and the remaining Tenant’s Agents, the Architect/Space Planner, the Engineers, systems furniture vendors/ installers, data/telephone cabling/equipment vendors/installers, etc., which final list shall set forth the full legal name, address, contact name (with telephone/fax/e mail addresses) and the total price paid by Tenant for goods and services to each of such contractors/vendors/consultants (collectively, the “Final Close Out Package”), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other Tenant’s use of such other Tenant’s leased premises in the Building.

EXHIBIT B	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

2.2.2.3 Other Terms. Except as otherwise provided for in this Tenant Work Letter, Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of Section 8.5 of this Lease. Tenant shall have no claim to any Tenant Improvement Allowance not expended by Tenant on or before October 31, 2016 and any such sums shall be the sole property of Landlord.

2.2.2.4 Unused Portion of Tenant Improvement Allowance. Subject to the terms hereof, provided that Tenant is not in default of this Lease beyond any applicable notice and cure period set forth herein, upon notice from Tenant to Landlord, Tenant shall be entitled to utilize up to $284,055.00 (i.e., $7.50 per rentable square foot of the Premises) of any unused portion of the Tenant Improvement Allowance for the purchase and installation of Tenant’s cabling, security systems, fixtures, furniture, and equipment in the Premises. In the event that Tenant desires to use any unused Tenant Improvement Allowance in connection with any of the foregoing items, then Tenant shall submit invoices to Landlord, marked as having been paid, unconditional mechanics lien releases, and such other documentation as may be required by Landlord, and such expenses shall be reimbursed by Landlord to Tenant within forty-five (45) days after Landlord’s receipt of such invoices and documentation.

2.3 Construction Rules, Requirements, Specifications, Design Criteria and Building Standards. Landlord has established construction rules, regulation, requirements and procedures, and specifications, design criteria and Building standards with which Tenant, the “Architect/Space Planner,” as that term is defined below, and all Tenant’s Agents must comply in designing and constructing the Tenant Improvements in the Premises (the “Construction Rules, Requirements, Specifications, Design Criteria and Building Standards”).

SECTION 3

CONSTRUCTION DOCUMENTS

3.1 Selection of Architect/Space Planner/Construction Documents. Tenant shall retain a licensed, competent, reputable architect/space planner experienced in high-rise office space design (the “Architect/Space Planner”) to prepare the Construction Documents. Landlord hereby approves RMW as Tenant’s Architect/Space Planner. Tenant shall retain Landlord’s engineering consultants or such other engineering consultants reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering Construction Documents relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.” All Construction Documents shall comply with Landlord’s drawing format and specifications. Landlord’s review of the Construction Documents as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant’s waiver and indemnity set forth in Section 10.1 of this Lease shall specifically apply to the

EXHIBIT B	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

Construction Documents. Furthermore, Tenant and Architect/Space Planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect/Space Planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

3.2 Final Space Plan. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural Construction Documents or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect and Landlord shall act reasonably in making such determination; provided, however, it shall be deemed reasonable for Landlord to withhold its consent if a Design Problem (as defined below) exists. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3 Final Construction Documents. After the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect/Space Planner and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect/Space Planner shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing Construction Documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, it shall be deemed reasonable for Landlord to withhold its consent if a Design Problem exists. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Documents. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Construction Documents for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Construction Documents in accordance with such review and any disapproval of Landlord in connection therewith.

A “Design Problem” will be deemed to exist if any Tenant Improvements or Alterations (a) adversely affect the Building structure or any Building Systems, (b) affect the exterior appearance of the Building in a manner not consistent with office space in Comparable Buildings, (c) affect the certificate of occupancy issued for the Building or the Premises, (d) unreasonably interfere with any other occupant’s normal and customary office operation, (e) fail to comply with the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards, to the extent applicable, or (f) violate any Applicable Laws.

3.4 Approved Construction Documents. The Final Construction Documents shall be approved by Landlord (the “Approved Construction Documents”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Construction Documents Tenant shall cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all architectural and structural permits (the “Permits”), provided that (a) the Architect/Space Planner shall provide Landlord with a copy of the package that it intends to submit prior to such submission, and (b) if there are Base Building modifications required to obtain the Permits, then Tenant shall obtain Landlord’s prior written

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consent (to be provided within five (5) business days after Tenant’s request and not to be unreasonably withheld, conditioned or delayed, provided, however, it shall be deemed reasonable for Landlord to withhold its consent if a Design Problem exists) to any such Base Building modifications. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises). No changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. Tenant shall retain a licensed general contractor selected by Tenant and reasonably approved by Landlord (the “Contractor”), as contractor for the construction of the Tenant Improvements, which Contractor shall be a qualified, reputable, general contractor experienced in class A, mid-rise office building tenant improvement construction in Comparable Buildings. Landlord hereby approves McClarney Construction as Tenant’s Contractor.

4.1.2 Tenant’s Agents. The Architect/Space Planner, Engineers, consultants, Contractor, other contractors, vendors, subcontractors, laborers, and material suppliers retained and/or used by Tenant shall be known collectively as the “Tenant’s Agents.” For the following trades, only those contractors, subcontractors, laborers, and material suppliers listed in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards may be selected by Tenant: Asbestos, Cable Television, Electrical, Elevators, Fire Sprinklers, Fire / Life Safety, HVAC, HVAC Air Balance, Plumbing, Roofing (as listed for each building comprising the Project), and Waste. The Electrical, Fire Sprinklers, Fire / Life Safety, HVAC and Plumbing must be engineered by, and any structural engineering must be conducted by, an engineer or engineers approved by Landlord.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Prior to commencement of construction, Tenant shall submit a copy of the executed contract with the Contractor for the construction of the Tenant Improvements, including the general conditions with Contractor (the “Contract”) to Landlord for its records. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids and proposals for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, for all of Tenant’s Agents, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the “Construction Budget”), which costs shall include, but not be limited to, the costs of the Architect’s and Engineers’ fees and the Landlord Coordination Fee.

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The amount, if any, by which the total costs set forth in the Construction Budget exceed the amount of the Tenant Improvement Allowance is referred to herein as the “Over Allowance Amount”. In the event that an Over-Allowance Amount exists, then Tenant shall pay a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Tenant Work Letter, which percentage shall be equal to the Over-Allowance Amount divided by the amount of the total costs set forth in the Construction Budget (after deducting from the total costs any amounts expended in connection with the preparation of the Construction Documents, and the cost of all other Tenant Improvement Allowance items incurred prior to the commencement of construction of the Tenant Improvements), and such payments by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any amounts from the Tenant Improvement Allowance. In the event that, after the total costs set forth in the Construction Budget have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs for such design and construction in excess of the total costs set forth in the Construction Budget shall be added to the Over-Allowance Amount and the total costs set forth in the Construction Budget, and the Over-Allowance Payments shall be recalculated in accordance with the terms of the immediately preceding sentence. In connection with any payment of the Over-Allowance Amount made by Tenant pursuant to this Section 4.2.1, Tenant shall provide Landlord with the documents described in items (i) through (v) of Section 2.2.2.1 of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs. All Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord’s property under the terms of the Lease.

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Construction Documents; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base Building or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord with respect to the use of parking, freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements and Tenant shall promptly execute all documents including, but not limited to, Landlord’s standard contractor’s rules and regulations, as Landlord may deem reasonably necessary to evidence or confirm Tenant’s agreement to so abide.

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 10.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises.

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4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

4.2.2.4.2 Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord, which shall in no event be less than the amount actually carried by Tenant or Contractor, covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant and which shall name Landlord, and any other party that

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Landlord so specifies, as additional insured as to the full limits required hereunder for such entire ten (10) year period. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold regular meetings with the Architect/Space Planner and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Tenant Improvements, which meetings shall be held at the office of the Project, at a time mutually agreed upon by Landlord and Tenant, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.2.6 Landlord Coordination Fee. Tenant shall pay a construction supervision and management fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to two percent (2%) of the Tenant Improvement Allowance.

4.3 Notice of Completion. Within five (5) days after the final completion of construction of the Tenant Improvements, including, without limitation, the completion of any punch list items, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of

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the County of San Mateo in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction and prior to Landlord’s payment of the Final TI Allowance Reimbursement, (i) Tenant shall cause the Contractor and the Architect/Space Planner (A) to update the Approved Construction Documents through annotated changes, as necessary, to reflect all changes made to the Approved Construction Documents during the course of construction, (B) to certify to the best of the Architect/Space Planner’s and Contractor’s knowledge that such updated Approved Construction Documents are true and correct, which certification shall survive the expiration or termination of this Lease, as hereby amended, and (ii) Tenant shall deliver to Landlord the Final Close Out Package. Landlord shall have the right, at Tenant’s expense, to update Landlord’s “as-built” master plans, for the floor(s) on which the Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time to time, and the current version of which shall be made available to Tenant upon Tenant’s request; provided, however, that if Tenant provides “as-built” drawings of the Alterations, Landlord shall not require Tenant to pay for any updates to Landlord’s “as-built” master plans for the floor(s) on which the Premises are located in accordance with the foregoing sentence.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Austin Barrett as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Jane Echlin as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references in this Tenant Work Letter to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Section 19.1 of this Lease or a default by Tenant under this Tenant Work Letter has occurred (beyond applicable notice and cure periods) at any time on or before the substantial completion of the Premises, then, until such default is cured (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

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5.5 No Miscellaneous Charges. Tenant shall not be charged for, and Landlord shall provide, electricity, freight elevator access, ventilation, and water during the design and construction by Tenant of the Tenant Improvements and during Tenant’s move-in into the Premises; provided, however, that Tenant shall be charged for Landlord’s actual cost of any additional security guard (not otherwise on duty at the Building) to the extent that such guard is reasonably necessary to monitor Tenant’s after-hours use of the loading dock and/or freight elevator. Tenant shall pay Landlord any amounts due under this Section 5.5 within thirty (30) days after Landlord’s written demand therefor.

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EXHIBIT C

PARK PLACE AT BAY MEADOWS

FORM OF NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated , 201 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , San Mateo, California.

Ladies and Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable square feet within the Premises is square feet.

6.	Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is %.

Failure of Tenant to timely execute and deliver this Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in this notice are true and correct, without exception.

“Landlord”:

,
a

By:
Its:

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Agreed to and Accepted as

of            , 201    .

“Tenant”:

a

By:
Its:

EXHIBIT C	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

EXHIBIT D

PARK PLACE AT BAY MEADOWS

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture or unusually large or heavy freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of

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moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise (other than packages, supplies, equipment or merchandise typically brought into an office by employees or suppliers in Comparable Buildings) will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the exterior of the Premises or the Building (or which would be visible from the exterior of the Premises or the Building) without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way permanently deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a

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manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, firearms. All bicycles of Tenant’s employees shall be stored in areas designated by Landlord in the Project and in no event shall Tenant’s employees utilize the elevators in the Building for purposes of ingress and egress with any bicycles or other vehicles. On a case-by-case basis, Landlord may consider permitting a limited number of Tenant’s employees to utilize the stairwells in the Building for ingress and egress to the Premises with bicycles and store such bicycles inside the Premises, provided that (i) Tenant shall be responsible for the cost of any damage caused to the stairwells or other areas of the Building as a result of such access, and (ii) if, in Landlord’s sole but good faith judgment, such bicycle stairwell access is causing a disruption to the operation of the Building, then Landlord may revoke such bicycle stairwell access (in which case, all bicycles must be stored in areas designated by Landlord). As of the date hereof, but subject to the foregoing conditions, Landlord hereby approves of up to ten (10) of Tenant’s employees utilizing the stairwells in the Building for ingress and egress to the Premises with bicycles and storing such bicycles inside the Premises.

15. No cooking shall be done or permitted on the Premises (other than cooking for licensed caterers for office parties consistent with that of office tenants in Comparable Buildings), nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for day laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not excessively loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

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19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system (provided temperatures are maintained in the Premises similar to Comparable Buildings), and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Mateo, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No Smoking” law set forth in California Labor Code Section 6404.5, and any local “No Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the

EXHIBIT D	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32. Tenant shall have the exclusive right to use its reserved parking spaces, if any, from 6:00 A.M. to 6:00 P.M. Monday through Friday.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, provided such amendments or modifications shall be reasonable and non-discriminatory and shall not materially increase the burdens or obligations upon Tenant or be used to prohibit the conduct of any business in the Premises which Tenant is permitted to conduct pursuant to the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

In the event of conflict between the Rules and Regulations and the provisions of the Lease, the provisions of the Lease shall control and prevail.

EXHIBIT D	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

EXHIBIT E

PARK PLACE AT BAY MEADOWS

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of             , 201    by and between                      as Landlord, and the undersigned as Tenant, for Premises on the                      floor(s) of the office building located at                     , San Mateo, California                     , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and, subject to Tenant’s options to extend, the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $        .

7. To the undersigned’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

8. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

9. As of the date hereof, to the undersigned’s actual knowledge, there are no existing defenses or offsets, or claims or any basis for a claim, that the undersigned has against Landlord.

10. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

EXHIBIT E	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

11. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

12. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

13. To the undersigned’s actual knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the      day of             , 201    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

EXHIBIT F

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

ISSUING BANK:

SILICON VALLEY BANK (“BANK”)

3003 TASMAN DRIVE, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

ATTENTION:	GLOBAL TRADE SERVICES
STANDBY LETTERS OF CREDIT

BENEFICIARY:

PARK PLACE REALTY HOLDING COMPANY, INC.

C/O CBRE, INC. ATTENTION JANE ECHLIN

1200 PARK PLACE, SUITE 100

SAN MATEO, CALIFORNIA 94403

AS “LANDLORD”

APPLICANT:

ZS PHARMA, INC.

508 WRANGLER DRIVE, SUITE 100

COPPELL, TEXAS 75019

AS “TENANT”

AMOUNT: US$1,500,000.00 (ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS)

EXPIRATION DATE:                  , 20

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF     IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

EXHIBIT F	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED STATEMENT SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY, FOLLOWED BY HIS OR HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A)	“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD [INSERT AMOUNT IN NUMERALS AND WORDS] IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [INSERT LEASE DATE], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT AS CONSTITUTES DAMAGES OWING BY THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

- OR -

(B) “THE UNDERSIGNED HEREBY CERTIFIES THAT LANDLORD RECEIVED A WRITTEN NOTICE OF SILICON VALLEY BANK’S ELECTION NOT TO EXTEND THE VALIDITY OF ITS STANDBY LETTER OF CREDIT NO. SVBSF     AND LANDLORD HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

- OR -

(C) “THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF     AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY

EXHIBIT F	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [INSERT LEASE DATE], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

- OR -

(D) “THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF     AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [INSERT LEASE DATE], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND

EXHIBIT F	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

YOU A NOTICE BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MARCH 30, 2024, WHICH SHALL BE THE FINAL EXPIRATION DATE.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF  1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY (OR ACTUAL PAYMENT OF) OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL TRADE FINANCE – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”). PRESENTATIONS MAY BE MADE IN PERSON OR BY OVERNIGHT COURIER DELIVERY SERVICE OR BY FACSIMILE NO. 408-496-2418 OR 408-969-6510, ON OR BEFORE OUR CLOSE OF BUSINESS ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXHIBIT F	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FEDERAL WIRE TRANSFER TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

IN THE EVENT THAT THE ORIGINAL OF THIS LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A CERTIFIED TRUE COPY HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (SIGNED BY YOUR AUTHORIZED OFFICER) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXHIBIT F	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR S V BANK USE ONLY)	(FOR S V BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT F	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

EXHIBIT “A”

29.36.1

29.36.2              SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF

US$

U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF         DATED                  , 20    ”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE SANTA CLARA, CA 95054	[INSERT NAME OF BENEFICIARY]

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AT (408) 654-6274 OR (408) 654-7127 OR (408) 654-3035 OR (408) 654-7716 OR (408) 654-7128.

EXHIBIT F	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

ATTN:	GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE:	SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(PRINTED NAME AND TITLE)

SIGNATURE AUTHENTICATED

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

EXHIBIT F	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

EXHIBIT G

EXTERIOR BUILDING SIGNAGE

EXHIBIT G	PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

OFFICE LEASE

PARK PLACE AT BAY MEADOWS

PARK PLACE REALTY HOLDING COMPANY, INC.,

a Delaware corporation,

as Landlord,

and

ZS PHARMA, INC.,

a Delaware corporation,

as Tenant.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

(i)

Page

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	FORM OF LETTER OF CREDIT
G	EXTERIOR BUILDING SIGNAGE

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

(ii)

INDEX

Page(s)

Additional Notice	21
Additional Rent	9
Affiliate	37
Alteration Costs	24
Alterations	23
Applicable Laws	49
Approved Construction Documents	5
Architect/Space Planner	4
Available For Lease	3
Bank	43
Bankruptcy Code	43
Bank’s Credit Rating Threshold	43
Base Building	23
Base Rent	8
Brokers	57
Building	1
Building Common Areas	2
Building Direct Expenses	10
Building Hours	19
Building Operating Expenses	10
Building Tax Expenses	10
City	49
Common Areas	2
Comparable Buildings	2
Comparable Transactions	6
Concessions	7
Construction Budget	6
Construction Documents	4
Construction Rules, Requirements, Specifications, Design Criteria and Building Standards	4
Contemplated Effective Date	35
Contemplated Transfer Space	35

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.

(iii)

Page(s)

Contract	6
Contractor	6
Control	37
Cost Pools	16
Damage Termination Date	31
Damage Termination Notice	31
Direct Expenses	10
Eligibility Period	21
Energy Disclosure Requirements	20
Engineers	4
Estimate	16
Estimate Statement	16
Estimated Building Direct Expenses	17
Excess	16
Expense Year	10
Extension Option	6
Exterior Building Signage	48
Fair Rental Value	6
Final Close Out Package	3
Final Construction Documents	5
Final Space Plan	5
Final TI Allowance Reimbursement	3
First Offer Commencement Date	4
First Offer Exercise Date	3
First Offer Exercise Notice	3
First Offer Notice	3
First Offer Rent	4
First Offer Space	2
First Offer Term	4
Force Majeure	55
Holidays	19
HVAC	19
Identification Requirements	59
Initial Notice	21

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.
(iv)

Page(s)

Intention to Transfer Notice	35
JPMIMI	28
Landlord	i
Landlord Coordination Fee	9
Landlord Default	21
Landlord Parties	26
Landlord Repair Notice	30
L-C	43
L-C Amount	43
L-C Draw Event	44
L-C Expiration Date	43
L-C FDIC Replacement Notice	44
Lease	i
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lines	59
Mail	55
Net Worth	37
Nine Month Period	36
Notice of Lease Term Dates	5
Notices	55
Objectionable Name or Logo	49
Occupancy Threshold	49
Operating Expenses	10
Option Conditions	6
Option Exercise Notice	7
Option Rent	6
Option Rent Notice	7
Option Term	6
Original Improvements	27
Other Improvements	58
Outside Agreement Date	7
Over-Allowance Amount	6

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.
(v)

Page(s)

Permits	5
Permitted Assignee	37
Premises	1
Project	1
Project Common Areas	2
Proposed First Offer Rent	3
Proposition 13	14
Renovations	59
Rent	9
Rent Abatement	9
Rent Abatement Period	9
Right of First Offer	2
ROFO Target Delivery Date	3
Security Deposit Laws	46
Statement	16
Subject Space	33
Submittal Date	2
Summary	i
Superior Right Holders	3
Tax Expenses	14
Tenant	i
Tenant Energy Use Disclosure	20
Tenant Improvement Allowance Items	1
Tenant Improvements	1
Tenant Parties	26
Tenant Work Letter	1
Tenant’s Agents	6
Tenant’s Share	15
Third Party Contractor	24
Transfer	36
Transfer Notice	33
Transfer Premium	35
Transferee	33
Transfers	33
Underlying Documents	11

PARK PLACE AT BAY MEADOWS ZS Pharma, Inc.
(vi)